UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 8, 2020

CB FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36706	51-0534721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Market Street, Carmichaels, Pennsylvania 15320
(Address of principal executive offices, including zip code)

(724) 966-5041
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.4167 per share	CBFV	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2020, Patrick G. O’Brien voluntarily resigned as President and Chief Executive Officer and a Director of CB Financial Services, Inc. (the “Company”) and of its subsidiary bank, Community Bank (the “Bank”).  Mr. O’Brien’s resignation was not related to a disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies or practices.  In connection with Mr. O’Brien’s resignation, the Company, the Bank and Mr. O’Brien have entered into a Separation and Release Agreement dated January 8, 2020 (the “Separation Agreement”), under which the Bank will pay Mr. O’Brien: (1) a gross amount of $450,000, payable in 26 equal bi-weekly installments; and (2) to the extent Mr. O’Brien elects to continue to participate in the Bank’s group health insurance plan, 12 equal monthly installment payments equal to the monthly COBRA premium in effect for the level coverage in effect for Mr. O’Brien under Bank’s group health plan.  The Separation Agreement, a copy of which is enclosed as an exhibit hereto and incorporated herein by reference, includes non-competition, non-solicitation and confidentiality provisions, certain post-termination services to be provided by Mr. O’Brien at the reasonable request of the President of the Bank and a release of claims by Mr. O’Brien.  The foregoing summary is qualified in its entirety by the full text of the Separation Agreement.

On January 8, 2020, Barron P. McCune, Jr. was appointed to serve as President and Chief Executive Officer of the Company and the Bank on an interim basis.  In connection with Mr. McCune’s appointment as President and Chief Executive Officer, the Company, the Bank and Mr. McCune have entered into an Employment Agreement dated January 8, 2020 (the “Employment Agreement”) providing for a base salary at an annual rate of $372,000 and the payment of a $50,000 signing bonus.  The Employment Agreement has a one-year term, unless terminated earlier or extended in accordance with its terms.  For additional information, reference is made to the Employment Agreement, a copy of which is filed as an exhibit hereto and incorporated herein by reference.  The foregoing summary is qualified in its entirety by the full text of the Employment Agreement.

Mr. McCune (age 66) previously served as President and/or Chief Executive Officer of the Company and the Bank from 1999 until his retirement in June 2018 and as a Director of the Company and the Bank from 1992 until his retirement in January 2019.

The Company’s Board of Directors has adopted a resolution to reduce the size of the Board of Directors in order to eliminate the vacancy created by Mr. O’Brien’s resignation.  The Bank’s Board of Directors has taken similar action.

Item 8.01. Other Events.

On January 8, 2020, the Company issued a press release to disclose Mr. O’Brien’s resignation and Mr. McCune’s appointment as reported above.  A copy of the press release is attached as an exhibit hereto and incorporated into this Item 8 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Separation and Release Agreement by and among CB Financial Services, Inc., Community Bank and Patrick G. O’Brien dated January 8, 2020
10.2 Employment Agreement by and among CB Financial Services, Inc., Community Bank and Barron P. McCune, Jr. dated January 8, 2020
99.1 Press Release dated January 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CB FINANCIAL SERVICES, INC.

DATE: January 9, 2020	By:	/s/ Barron P. McCune, Jr.
Barron P. McCune, Jr. President and Chief Executive Officer